UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2021

Outbrain Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 19th Street

New York, NY 10011

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 859-8594

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

On July 27, 2021, in connection with the closing of the initial public offering of Outbrain Inc. (the “Company”) and pursuant to the terms of the previously disclosed Senior Subordinated Secured Note Purchase Agreement, dated as of July 1, 2021 (the “Note Purchase Agreement”), by and among the Company, the guarantors party thereto, the investors party thereto (collectively, the “Investors”) and The Bank of New York Mellon, as collateral agent (in such capacity, the “Collateral Agent”), the Company exchanged $200 million aggregate principal amount of Senior Subordinated Secured Notes due July 1, 2026 (the “Notes”) issued under the Note Purchase Agreement, for the Convertible Notes (as defined below). On even date, each Investor acknowledged that as of July 27, 2021, upon the issuance of the Convertible Notes to the Investors or their designees, the Notes and the obligations of the Company thereunder and under the Note Purchase Agreement and of the Collateral Agent under the Note Purchase Agreement shall be cancelled and extinguished, except with respect to those provisions (“surviving provisions”) that, by their terms, survive the termination of the Note Purchase Agreement. As a result of such cancellation and extinguishment, the Company and the guarantors party to the Note Purchase Agreement have been released from their obligations with respect to Notes and the Note Purchase Agreement, except with respect to the surviving provisions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 27, 2021, the Company issued $236 million aggregate principal amount of the Company’s 2.95% Convertible Senior Notes due 2026 (the “Convertible Notes”), pursuant to an indenture, dated July 27, 2021 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee.

Interest on the Convertible Notes will accrue from July 27, 2021 and is payable semi-annually in arrears on January 27 and July 27 of each year, beginning on January 27, 2022, at a rate of 2.95% per year. The Convertible Notes will mature on July 27, 2026 unless earlier converted, redeemed or repurchased. The initial conversion rate for the Convertible Notes is 40 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of $25 per share of the Company’s common stock), subject to adjustment.

The Company may not redeem the Convertible Notes prior to July 27, 2024. On or after July 27, 2024, the Company may redeem for cash all or any portion of the Convertible Notes, at its option, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. In addition, calling any Convertible Note for redemption will constitute a “make-whole fundamental change” (as defined in the Indenture) with respect to that Convertible Note, in which case the conversion rate applicable to the conversion of that Convertible Note will be increased if it is converted by holders after it is called for redemption.

Holders may convert all or any portion of their Convertible Notes, in multiples of $1,000 principal amount, into shares of the Company’s common stock at any time until the second scheduled trading day immediately preceding the maturity date, at the conversion rate then in effect. The Company will settle conversions of the Convertible Notes by paying or delivering, as the case may be, cash, shares of common stock, or a combination thereof, at its election.

Upon the occurrence of a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Convertible Notes may require the Company to repurchase for cash all or any portion of their Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event or convert its Convertible Notes called for redemption during the related redemption period, as the case may be.

The Indenture contains customary covenants and events of default.

The Convertible Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes and any common stock of the Company issuable upon conversion have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

The foregoing summary of the Indenture and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and form of Note, which are attached as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Indenture, dated as of July 27, 2021, by and between Outbrain Inc. and The Bank of New York Mellon, as trustee.

4.2	Form of 2.95% Convertible Senior Note due 2026 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.

Date: July 28, 2021	By:	/s/ Yaron Galai
		Name:	Yaron Galai
		Title:	Co-Chief Executive Officer